Exhibit 10.2

WARRANT NO. [          ]

CUSIP 20009T 113

COMBIMATRIX CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Void After April [   ], 2014

THIS CERTIFIES THAT, for value received, [          ] or permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from CombiMatrix Corporation, a Delaware corporation (the “Company”), up to [          ] of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

1.  DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)  “Exercise Period” shall mean the period commencing six months after the Issuance Date and ending at 5:00 p.m. Eastern Time on the fifth (5th) anniversary of the Issuance Date (the “Expiration Date”), unless sooner terminated as provided below.

(b)  “Exercise Price” shall mean $9.00 per share, subject to adjustment pursuant to Section 6 below.

(c)  “Issuance Date” shall mean April [     ], 2009

(d)  “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

(e)  “Subscription Agreement” means the Subscription Agreement dated as of April [   ], 2009 by and between the Company and the initial Holder of this Warrant.

(f)  “Trading Day” shall mean any business day on which the Common Stock is listed or quoted and traded on The NASDAQ Stock Market or the stock exchange on which the Common Stock primarily trades.

2.  EXERCISE OF WARRANT

2.1.  Notice of Exercise; Exercise Price; Certificates.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a)  An executed Notice of Exercise in the form attached hereto;

(b)  Payment of the Exercise Price either (i) in cash or by check or (ii) by cancellation of indebtedness; and

(c)  This Warrant.

The Holder shall not be required to deliver the original Warrant in order to effect the exercise hereunder. Execution and delivery of the Notice of Exercise and payment of the Exercise Price shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposits and Withdrawal at Custodian (DWAC) system if the Company is a participant in such system, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five business days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. If by the close of the seventh Trading Day after delivery of a Notice of Exercise and payment of the Exercise Price, the Transfer Agent fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required above (or make such Warrant Shares available to such Holder’s broker), and such failure to deliver the Warrant Shares is caused by the transfer agent’s failure to use commercially reasonable efforts to comply with this Section 2.1 of the Subscription Agreement and/or the Company’s failure to use commercially reasonable efforts to comply with the covenants in Section 3 of this Warrant, and if after such seventh Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within seven Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate through the transfer agent (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Warrant Shares, times (b) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

2.2.  Call Feature. The Company may call this Warrant by giving not less than five calendar days prior notice at any time after the date on which (1) the reported high trading price of the Common Stock on the principal exchange or trading facility on which it is traded has equaled or exceeded two hundred fifty percent (250%) of the Exercise Price on any 20 Trading Days during a period of 30 consecutive Trading Days; and (2) the reported trading volume on each of the aforementioned 30 Trading Days is at least 50,000 shares. Any portion of this Warrant not exercised by 5:00 p.m. Eastern Time on the fifth calendar day of such call notice period (the “Effective Call Date”) will expire at such time and date. After the Effective Call Date, this Warrant shall no longer be exercisable, and all rights of the Holder with respect to this Warrant shall terminate.

2.3.   Partial Exercise.  Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Warrant Shares remaining available for purchase under the Warrant.

2.4.  Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

2.5  Limitation on Exercise.  Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised to the extent that such exercise would result in the beneficial ownership by Holder, together with its affiliates and its related persons, of  20% or more of the outstanding Common Stock or the voting power of the Company on a post-transaction basis.

3.  COVENANTS OF THE COMPANY

3.1.  Covenants as to Warrant Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2.  No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4.  ADJUSTMENT OF EXERCISE PRICE AND SHARES.

4.1  In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

4.2  If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive on a pro rata basis, without payment therefor,

(i)  Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 4.1 above),

(ii)  any cash paid or payable otherwise than as a cash dividend; or

(iii)  Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 4(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3  Upon the occurrence of each adjustment pursuant to Section 4.1 or 4.2, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

5.  FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company may in its discretion and in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction.

6.  FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4 above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

7.  NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.  TRANSFER OF WARRANT.  Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and, if the Warrants are not traded publicly on a securities exchange or over the counter, the form of assignment attached hereto to any transferee designated by Holder.

9.  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. NOTICES, ETC.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

If to the Company, to:

CombiMatrix Corp.

6500 Harbour Heights Pkwy, Suite 303

Mukilteo, WA 98275

Attention: President

with copies to:

Holland & Knight LLP

111 SW Fifth Avenue, Suite 2300

Portland, OR 97204

Attn: Mark A. von Bergen and David C. Wang

If to the Investor:

At its address specified by the initial Holder in the Subscription Agreement, or at such other address or addresses as may have been furnished to the Company in writing by Holder.

11.  ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12.  GOVERNING LAW.  This Warrant will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April [     ], 2009.

COMBIMATRIX CORPORATION

By:

Name:

Title:

NOTICE OF EXERCISE

TO:  COMBIMATRIX CORPORATION

The undersigned hereby elects to purchase                                          shares of Common Stock (the “Common Stock”) of COMBIMATRIX CORPORATION  (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

Please issue a certificate representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Signed:

By:

Title:

Date:

COMBIMATRIX CORPORATION

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to purchase shares.  Assignment of the Warrant is subject to applicable law.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

NAME (please print):

ADDRESS (please print):

Assigned by:

Signed:

By:

Title:

Date:

NOTE:  The assignor on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.